UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Callon Petroleum Company
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CALLON PETROLEUM COMPANY
NOTICE OF THE 2010 ANNUAL MEETING OF SHAREHOLDERS
SOLICITATION AND REVOCABILITY OF PROXIES
VOTING REQUIREMENTS
QUORUM AND OTHER MATTERS
PROPOSAL I
ELECTION OF DIRECTORS
BENEFICIAL OWNERSHIP OF SECURITIES
FINANCIAL STATEMENTS AND OTHER AVAILABLE DOCUMENTS
OTHER BUSINESS

CALLON PETROLEUM COMPANY
200 NORTH CANAL STREET
NATCHEZ, MISSISSIPPI 39120
NOTICE OF THE 2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, MAY 4, 2010
     To Our Shareholders:
     Notice is hereby given and you are cordially invited to attend the 2010 Annual Meeting of Shareholders of the Company which will be held in Natchez, Mississippi, on Tuesday, May 4, 2010, at 9:00 a.m., in the Grand Ballroom of the Natchez Grand Hotel, 111 Broadway Street, Natchez, Mississippi 39120, for the following purposes:
1.	To elect two Class I directors to hold office until the 2013 Annual Meeting of Shareholders;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the 2010 Annual Meeting or any adjournment or adjournments thereof.
     Specific details of the matters proposed before the 2010 Annual Meeting are set forth in the proxy statement accompanying and forming part of this notice.
     Only shareholders of record at the close of business on March 5, 2010 will be entitled to notice of, and to vote at, the 2010 Annual Meeting, or any adjournment or postponements thereof. Each common share is entitled to one vote per share. Whether or not you plan to attend the 2010 Annual Meeting, we request that you sign, date and promptly mail the enclosed proxy in the pre-addressed envelope enclosed.

By Order of the Board of Directors

/s/ Robert A. Mayfield
Natchez, Mississippi	Robert A. Mayfield
March 16, 2010	Corporate Secretary
     IF YOU CANNOT ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE RETURN ENVELOPE ENCLOSED FOR YOUR USE. NO POSTAGE IS REQUIRED IF THE ENVELOPE IS MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE 2010 ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting:
     Our proxy material relating to our 2010 Annual Meeting (notice, proxy statement, proxy and 2009 Annual Report to Shareholders) is available on our website at www.callon.com. This information will also be available by calling 1-800-451-1294 or by email at terryt@callon.com. For the date, time and location of the 2010 Annual Meeting and an identification of the matters to be voted upon at the 2010 Annual Meeting, please see the “Notice of Annual Meeting of Shareholders.” For the Board’s recommendations regarding those matters, please refer to “Proposal 1 — Election of Directors” and “Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm”. For information on how to obtain directions to be able to attend the meeting and vote in person, please contact Terry Trovato, Investor Relations, Callon Petroleum Company, 200 North Canal Street, Natchez, Mississippi, 39120.

PROXY STATEMENT

CALLON PETROLEUM COMPANY
200 North Canal Street
Natchez, Mississippi 39120
(601) 442-1601
2010 ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, MAY 4, 2010
SOLICITATION AND REVOCABILITY OF PROXIES
     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Callon Petroleum Company, a Delaware corporation, from shareholders of the Company for use at the 2010 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 4, 2010, at 9:00 a.m., in the Grand Ballroom of the Natchez Grand Hotel, 111 Broadway Street, Natchez, Mississippi 39120, and at any adjournment or postponement thereof. The purpose of the meeting is to consider and vote upon the matters described in the accompanying Notice of the 2010 Annual Meeting of Shareholders.
     A proxy in the form accompanying this proxy statement, when properly executed and returned, will be voted in accordance with the directions specified on the proxy, and otherwise in accordance with the judgment of the persons designated therein as proxies. Any proxy which does not withhold authority to vote or on which no other instructions are given will be voted for the election of the nominees named herein to the Board of Directors and in favor of the other proposals set forth in the notice. Any proxy may be revoked at any time before it is exercised by delivering, to the Corporate Secretary of the Company, written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the 2010 Annual Meeting. Proxies submitted by mail must be received on or before Tuesday, May 4, 2010. Submitting your proxy by mail will not affect your right to vote in person if you decide to attend the 2010 Annual Meeting.
     If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of Directors (Proposal 1 of this Proxy Statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of Directors, your bank or broker was allowed to vote those shares on your behalf in the election of Directors as they felt appropriate. Recent changes in regulation were made to eliminate the ability of your bank or broker to vote your uninstructed shares in the election of Directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of Directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2 of this Proxy Statement). If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
     This proxy statement and the accompanying notice and form of proxy are being mailed to shareholders on or about March 16, 2010. The Annual Report for the Company’s fiscal year ended December 31, 2009 is also being mailed to shareholders contemporaneously with this proxy statement, although the Annual Report does not form a part of the material for the solicitation of proxies. The contents of this proxy statement have been approved by our Board of Directors.
     Proxies will be solicited primarily by mail, but employees of the Company may also solicit proxies in person or by telephone. Arrangements may be made with brokerage firms or other custodians, nominees, and fiduciaries to send proxy materials to the beneficial owners of our common stock for which the Company has agreed to pay those costs. In addition, the Company has retained the services of The Altman Group, Inc. to assist us in our solicitation efforts at an estimated cost of $3,500.
     Financial and other information concerning the Company is contained in the Annual Report to Shareholders for the year ended December 31, 2009. Pursuant to rules promulgated by the Securities and Exchange Commission (SEC), we have elected to provide access to the Company’s proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of the proxy material on the Internet. This proxy statement, the accompanying proxy card and the Company’s 2009 Annual Report to Shareholders are available at the Company’s website at www.callon.com. In accordance with SEC rules, you may access the proxy statement at www.callon.com, which does not have “cookies” that identify visitors to the site.

Matters to be Considered at the 2010 Annual Meeting of Shareholders
     Unless otherwise indicated, proxies in the form enclosed that are properly executed, duly returned, and not revoked will be voted in favor of (1) the election of two Class I director nominees to the Board of Directors named herein and (2) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
     The Board of Directors is not presently aware of any other proposals that may be brought before the 2010 Annual Meeting. In the event other proposals are brought before the 2010 Annual Meeting, the persons named in the enclosed proxy will vote in accordance with what they consider to be in the best interests of the Company and our shareholders.
VOTING REQUIREMENTS
     The Board of Directors has fixed the close of business on March 5, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2010 Annual Meeting. A complete list of all shareholders entitled to vote at the 2010 Annual Meeting will be open for examination by any shareholder during normal business hours for a period of ten days prior to the 2010 Annual Meeting at the offices of the Company, located at 200 North Canal Street, Natchez, Mississippi 39120. Such list will also be available at the 2010 Annual Meeting and may be inspected by any valid shareholder who is present.
     On the record date, our outstanding voting securities consisted of 28,740,863 shares of common stock. Holders of common stock will be entitled to one vote per share held of record on the record date for each proposal presented at the 2010 Annual Meeting.
QUORUM AND OTHER MATTERS
     The holders of a majority of the total shares of common stock issued and outstanding on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the 2010 Annual Meeting. For purposes of determining whether a quorum is present under Delaware law, broker non-votes and abstentions do count towards the establishment of a quorum.
     The election of directors requires the favorable vote of the holders of a plurality of shares of common stock present and voting, in person or by proxy, at the 2010 Annual Meeting. Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total votes received by any particular candidate.
     A majority of the votes represented by the shareholders present at the 2010 Annual Meeting, in person or by proxy, is necessary for the ratification of the appointment of the Company’s independent registered public accounting firm. If this appointment is not ratified by holders of our voting securities, the Audit Committee and the Board may reconsider its appointment and endorsement, respectively. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Abstaining shares will be considered present at the 2010 Annual Meeting so that the effect of abstentions will be the equivalent of a “no” vote. With respect to broker non-votes, the shares will not be considered present at the 2010 Annual Meeting so that broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and the broker has not received voting instructions from the beneficial owner.
     Votes cast at the meeting will be counted by the inspector of election.

PROPOSAL I
ELECTION OF DIRECTORS
Nominees
     Our Certificate of Incorporation provides for a classified Board of Directors. The Board of Directors is divided into three classes of equal size, designated as Class I (currently with two directors), Class II (currently with two directors) and Class III (currently with two directors). One class of directors is elected at each Annual Meeting of shareholders to serve for a three-year term.
     The term of the two Class I directors, Mr. Larry D. McVay and Mr. John C. Wallace, will expire on the date of the 2010 Annual Meeting. Mr. McVay and Mr. Wallace were nominated to serve as Class I directors until the 2013 Annual Meeting, or until his successor has been duly elected and qualified. Both were nominated by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee.
     All shares of common stock represented by the proxies will be voted “FOR” the election of both director nominees, except where authority to vote in the election of a director has been withheld. Should either of the nominees become unable or unwilling to serve as a director at the time of the 2010 Annual Meeting, the person or persons exercising the proxies will vote for the election of substitute nominee designated by the Board of Directors, or the Board of Directors may choose to reduce the number of members of the Board of Directors to be elected at the 2010 Annual Meeting in order to eliminate the vacancy. Messrs. McVay and Wallace have consented to be nominated and have expressed their intention to serve if elected. The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve if elected. Only the nominees or a substitute nominee designated by the Board of Directors will be eligible to stand for election as a director at the 2010 Annual Meeting.
The Board of Directors recommends that you vote “FOR” the election of both nominees.

Directors and Executive Officers of Callon Petroleum Company
     The following table provides information with respect to the nominees, all current directors whose terms will continue after the 2010 Annual Meeting, and the present executive officers of the Company. Each executive officer has been elected to serve until his or her successor is duly appointed or elected by the Board of Directors or their earlier removal or resignation from office.

	Age
	as of
	Record	Company
Name	Date	Position Since	Present Company Position
Class I Directors:
(Term Expires in 2010) Larry D. McVay	62	2007	Director, Nominee

John C. Wallace	71	1994	Director, Nominee

Class II Directors:
(Term Expires in 2011) B. F. Weatherly	65	1994	Director, Executive Vice President and Chief Financial Officer

Richard O. Wilson	80	1995	Director

Class III Directors:
(Term Expires in 2012) Fred L. Callon	60	1994	Director, Chairman of the Board, President, and Chief Executive Officer

L. Richard Flury	62	2004	Director

Other Executive Officers:
Mitzi P. Conn	41	2007	Corporate Controller
Steven B. Hinchman	51	2009	Executive Vice President, and Chief Operating Officer (1)
Robert A. Mayfield	59	2000	Corporate Secretary
Thomas E. Schwager	59	1997	former Vice President (2)
H. Clark Smith	57	2001	Chief Information Officer
Rodger W. Smith	60	1999	Vice President and Treasurer
Stephen F. Woodcock	58	1997	Vice President

(1)	Mr. Hinchman’s employment date was June 1, 2009.

(2)	Mr. Schwager retired from the Company effective April 24, 2009.
     The following is a brief description of the background and principal occupation of each director and executive officer:
     Fred L. Callon has been Chairman of the Board of Directors of the Company since May 2004 and President and Chief Executive Officer of the Company and Callon Petroleum Operating Company since January 1997. Prior to January 1997, he was President and Chief Operating Officer of the Company, positions he had held with the Company or its predecessors since 1984. He has been employed by the Company or its predecessors since 1976. Mr. Callon graduated from Millsaps College in 1972 and received his M.B.A. degree from the Wharton School of Finance in 1974. Following graduation and until his employment by Callon Petroleum Operating Company, he was employed by Peat, Marwick, Mitchell & Co., certified public accountants. He is son of Sim C. Callon, one of the Company’s co-founders and the nephew of the late John S. Callon, the other co-founder.
     Mr. Callon has been involved in the oil and gas industry virtually all his life and has developed a wide network of personal and business relationships within the oil and gas industry. His strong financial background combined with his many years of operational experience throughout changing conditions in the market and industry provide him with the ability to successfully lead the Company.
     Mitzi P. Conn is the Corporate Controller for the Company and Callon Petroleum Operating Company. Prior to being appointed to that position in May 2007, she had served as assistant controller since May 2004. Mrs. Conn has held various other positions in finance and accounting since she joined the Company in June 1993. Prior thereto, she was a general accountant for Graham Resources, Inc. She received her B.S. degree in accounting from Southeastern Louisiana University in 1990 and is a member of the American Institute of Certified Public Accountants and the Mississippi Society of Certified Public Accountants.
     L. Richard Flury is a graduate of the University of Victoria (Canada). He spent over 30 years with Amoco Corporation, and later, BP plc, from which he retired as Chief Executive, Gas and Power and Renewables, on December 31, 2001, a position he had held since June of 1999. Prior to Amoco’s merger with BP in 1998, he served in various executive positions and was Chief Executive for Worldwide Exploration and Production and Executive Vice President of Amoco Corporation at the time of the merger. Currently, he is a member of the Board of Directors of Questar Corporation, a publicly traded oil and gas company, and the Chicago Bridge and Iron Company, N.V., a publicly-traded engineering, procurement and construction company.
     Mr. Flury has many years of prior experience with a major oil and gas company. Mr Flury continues his involvement in the industry through his other directorship positions. His executive-level perspective and decision making abilities continue to prove beneficial to the success of the Company.
     Steven B. Hinchman is an Executive Vice President and also serves as the Chief Operating Officer for the Company and Callon Petroleum Operating Company. Prior to joining the Company in June 2009, Mr. Hinchman, was Executive Vice President of Technology and Services for Marathon Oil Corporation, a position he held since April 2008, and served as a member of Marathon’s Executive Committee, a position he held since October 2000. Mr. Hinchman originally joined Marathon in 1980 as a field engineer and subsequently held a number of technical, staff and managerial positions of increasing responsibility in their domestic and international exploration and production organizations. Mr. Hinchman received a bachelor’s degree in petroleum engineering from Pennsylvania State University in 1980, and a master’s degree in the same field of study from the Colorado School of Mines in 1987. Mr. Hinchman is a member of the board of directors of the American Petroleum Institute, a member, a Visiting Committee Member of the Petroleum Engineering Department of the Colorado School of Mines, a member of the board of directors of the Sam Houston Council of the Boy Scouts of America, and a member of the Industrial and Professional Advisory Council of the Department of Energy and Geo-Environmental Engineering at Pennsylvania State University. In 2005, he received the distinguished Penn State Alumni Fellow Award.
     Robert A. Mayfield is the Corporate Secretary and also oversees tax services for the Company and Callon Petroleum Operating Company. He was appointed Corporate Secretary in February 2000. Prior to his appointment as Corporate Secretary, he had served as the Manager of Tax Services and Securities and Exchange Commission Reporting since 1981. Prior to joining Callon, he was employed by McCormick Oil and Gas Company in Houston, Texas, where he served as an assistant to the tax manager. Mr. Mayfield received his B.S. degree in accounting from Louisiana Tech University in 1972 and is a member of the Society of Corporate Secretaries & Governance Professionals.
     Larry D. McVay was appointed to the Board of Directors in October 2007. From 2003 until his retirement from BP in 2006, he served as Chief Operating Officer of TNK-BP Holding, one of the largest oil producing companies in Russia. Since 2007, Mr. McVay has been a Managing Director of Edgewater Energy Partners, LLC, an oil and gas consulting and investment company. From 2000 to 2003, he served as Technology Vice President and Vice President of Health, Safety and Environment for BP. He also led the global E&P Operations Excellence effort for improving the operating efficiency of BP’s upstream operations. Mr. McVay has led a distinguished international oil and gas career spanning 38 years with Amoco, BP and TNK-BP. He worked in various engineering, management and leadership positions with Amoco and BP both domestically and internationally. Mr. McVay earned a mechanical engineering degree from Texas Tech University where he was recognized as a Distinguished Engineer in 1995. In January 2008 he became a member of the Board of Directors of Praxair, Inc., the largest industrial gases company in North and South America. In May 2008 Mr. McVay also became a member of the Board of Directors of Chicago Bridge and Iron, N.V., a publicly-traded engineering, procurement, and construction company.
     Mr. McVay has been directly involved in almost all aspects of the oil and gas industry, including drilling, production, finance, environmental risk, and safety. Outside of his involvement with Callon, Mr. McVay is active in other industry consulting assignments which keep him fully abreast of trends and current activity in the operational areas in which Callon is pursuing development.

     Thomas E. Schwager was Vice President of Engineering and Operations for the Company and Callon Petroleum Operating Company from November 1997 until his retirement on April 24, 2009. Mr. Schwager held various engineering positions with the Company and its predecessors since 1981. Prior to joining the Company, Mr. Schwager held engineering positions with Exxon Company USA in Louisiana and Texas. He received his B.S. degree in petroleum engineering from Louisiana State University in 1972. He is a registered professional engineer and a member of the Society of Petroleum Engineers.
     H. Clark Smith is the Chief Information Officer for the Company and Callon Petroleum Operating Company. Prior to being appointed to that position in March 2001, he had served as Manager — Information Technology since January 1990 and in other computer related positions with the Company and its predecessors since 1983. At Mississippi State University, he majored in Industrial Technology. During his tenure with the Company, he has received extensive technical and management training from the University of Southern Mississippi, International Business Machines, Microsoft, Novell, and Arthur Andersen & Company. He has also served as Manager — Information Services with Jefferson Davis Regional Medical Center and as a principal of the consulting firm, Mississippi Computing Consultants.
     Rodger W. Smith is a Vice President and also serves as the Treasurer for the Company and Callon Petroleum Operating Company. Mr. Smith was appointed Treasurer in April 1999 and Corporate Controller in 2004. Prior to being appointed Treasurer, he served as Manager of Budget and Analysis since 1994. Prior to 1994, Mr. Smith was Manager of Exploration and Production Accounting and has been employed by the Company and its predecessors since 1983. Prior to his employment with the Company, he was employed by International Paper Company as a plant controller. He received his B.S. degree in accounting from the University of Southern Mississippi in 1973.
     John C. Wallace has been a member of the Board of Directors of the Company since 1994. Mr. Wallace is a Chartered Accountant having qualified with PricewaterhouseCoopers in Canada in 1963, after which he joined Baring Brothers & Co., Limited in London, England. For over twenty-five years, he has served as Chairman of Fred. Olsen Ltd., a London-based corporation that he joined in 1968 and which specializes in the business of shipping, renewable energy and property development. He received his B. Comm degree majoring in Accounting and Economics from McGill University in 1959. In November 2004 he successfully completed the International Uniform Certified Public Accountant Qualification Examination (“IQEX”) and has received a CPA Certificate from the State of Illinois. Mr. Wallace is a director of Ganger Rolf ASA and Bonheur ASA, Oslo, both publicly-traded shipping companies with interests in offshore energy services and renewable energy.
     Mr. Wallace has extensive financial and accounting experience in not only the oil and gas industry but in a number of other related industries as a result of his association with Fred. Olsen, Ltd. and their various subsidiary companies. He has held senior management positions and has been a member of Fred. Olsen’s Board of Directors for many years. The Company feels that Mr. Wallace has a unique perspective of the risks and rewards in the oil and gas industry.
     B. F. Weatherly is an Executive Vice President and also serves as the Chief Financial Officer for the Company and Callon Petroleum Operating Company. Prior to joining the Company in November 2006, he was a principal of CapSource Financial, Houston, Texas, an investment-banking firm, since 1989. He was also a general partner of CapSource Fund, L.P., Jackson, Mississippi, an investment fund, and held that position since 1997. Mr. Weatherly received a Master of Accountancy degree from the University of Mississippi in 1967. Mr. Weatherly has previously been associated with Arthur Andersen LLP, and has served as a Senior Vice President of Brown & Root, Inc. and Weatherford International, Inc.
     Mr. Weatherly has many years of executive management and financial management positions in energy related companies with emphasis on structuring and completion of many types of financial transactions. Additionally, serving as managing director of two investment funds provides insight into seeking financing alternatives for Callon.
     Richard O. Wilson retired in 2004 after working for over 50 years in offshore drilling and construction which included two years with Zapata Offshore and 21 years with Brown & Root, Inc. working in various managerial capacities in the Gulf of Mexico, Venezuela, Trinidad, Brazil, the Netherlands, the United Kingdom, Norway and Mexico. Mr. Wilson was a Director and Senior Group Vice President of Brown & Root, Inc. and Senior Vice President of Halliburton, Inc. For 18 years he was associated with Fred. Olsen Interests where he served as Chairman of OGC International PLC, Dolphin A/S and Dolphin Drilling Ltd. He holds a B.S. degree in Civil Engineering from Rice University. Mr. Wilson is a Fellow in the American Society of Civil Engineers, a Director of Flotek Industries, Inc. and a Director of the Museum of Printing History in Houston, Texas. In 2000 Mr. Wilson was elected an Industry Pioneer by the Offshore Energy Center, Houston, Texas.

     Mr. Wilson has over 50 years of experience directly related to the domestic and world-wide oil and gas exploration and production efforts. His managerial and executive-level experience provides a strong base to help guide the Company in its analysis of current and future operational aspects.
     Stephen F. Woodcock is the Vice President of Exploration for the Company and Callon Petroleum Operating Company. Prior to being appointed to this position in November 1997, Mr. Woodcock had served as Manager of Geology and Geophysics since his initial employment by the Company and Callon Petroleum Operating Company in 1995. Prior thereto, he was Manager of Geophysics for CNG Producing Company and Division Geophysicist for Amoco Production Company. Mr. Woodcock received a master’s degree in geophysics from Oregon State University in 1975.
     All officers and directors of the Company are United States citizens, except Mr. Wallace, who is a citizen of Canada. L. Richard Flury holds both U.S. and Canadian citizenship.
The Board of Directors and Governance Matters
     General. In accordance with our by-laws and the laws of Delaware, our state of incorporation, our business and affairs are managed under the direction of the Board of Directors. The Board of Directors generally meets on a quarterly basis to review significant developments affecting the Company and to act on matters requiring Board approval. Between regularly scheduled meetings, the Board of Directors may also hold special meetings, execute unanimous written consents, and participate in telephone conference calls when an important matter requires Board action.
     During 2009, the Board of Directors of the Company met formally nine times and executed three unanimous written consents. All of the Company’s directors attended all of the board meetings. In addition, to promote open discussion, the non-management directors meet in executive (private) sessions without management following each quarterly board meeting. The chairperson of such executive sessions is the chairperson of the Nominating and Corporate Governance Committee unless, at the first executive session held in each fiscal year, the independent directors select a different independent director to serve as the chairperson for all executive sessions held during that fiscal year. L. Richard Flury, chairman of the Compensation Committee presided over all executive sessions during 2009.
     In order to facilitate the various functions of the Board of Directors, the Board of Directors has created an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Strategic Planning Committee. These committees are more fully described in the following pages.
     Director Independence. It is the policy of the Board of Directors that a majority of the members of the Board be independent of the Company’s management. The Company’s Corporate Governance Principles contain the following guidelines to assist the Board in determining director independence in accordance with the applicable New York Stock Exchange and SEC rules:
•	No director who is an employee or former employee of the Company, or whose immediate family member is an executive officer or former executive officer of the Company, shall be considered “independent” until three years after such employment has ended;

•	No director who is receiving, or in the last three years has received, or whose immediate family member is receiving, or in the last three years has received, more than $120,000 per year in direct compensation from the Company, other than fees received in such director’s capacity as a member of the Board or any Board committee and pension payments or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) shall be considered “independent.” Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence;

•	No director who is, or in the past three years has been, affiliated with or employed by, or whose immediate family member is, or in the past three years has been, affiliated with or employed in a professional capacity by, a present or former internal auditor or independent auditing firm of the Company shall be considered “independent”;

•	No director who is, or in the past three years has been, employed as, or whose immediate family member is, or in the past three years has been, employed as, an executive officer by any company for which any executive officer of the Company serves as a member of its compensation committee (or, in the absence of a compensation committee, the board committee performing equivalent functions, or, in the absence of such committee, the Board of Directors) shall be considered “independent”;

•	No director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenue shall be considered “independent” until three years after such payments fall below such threshold; and

•	An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. When applying the three-year look-back provisions, it does not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.
     The Board of Directors has affirmatively determined that Messrs. Flury, McVay, Wallace and Wilson do not have any material relationships with the Company that may interfere with the exercise of their independence from management and the Company and are independent directors under applicable New York Stock Exchange rules, SEC rules and in accordance with our Corporate Governance Principles.
     Corporate Governance Principles. The Company believes that good corporate governance is important to ensure that Callon Petroleum Company is managed for the short- and long-term benefit of its shareholders. Available on the Company website, www.callon.com, under the section “Governance,” are copies of the Company’s:
•	Corporate Governance Principles;

•	Code of Business Conduct and Ethics;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Nominating and Corporate Governance Committee Charter;

•	Strategic Planning Committee Charter; and

•	Members serving on each of the Board of Directors’ Committees.
     Any amendments to or waivers of the foregoing documents will also be posted on the Company’s website. Copies of these documents are available in print, free of charge, to any shareholder upon request to the Company’s Corporate Secretary.
Company Leadership Structure
     Fred L. Callon currently serves as President and Chief Executive Officer of the Company and serves as Chairman of the Board of Directors. Mr. Callon is the son of one of the founders of the Company and has been involved in the oil and gas industry virtually all his professional career. In his capacity as Chairman, Mr. Callon has the following responsibilities:
•	Calls meetings of the Board,

•	Chairs meetings of the Board and the Annual Shareholders’ Meeting,

•	Establishes Board meeting schedules and agendas,

•	Ensures that information provided to the Board is timely, complete, and accurate,

•	Communicates with all directors on key issues and concerns outside of Board meetings, and

•	Represents the Company to and interacts with external shareholders and employees.
     The Board of Directors believes that having Mr. Callon serve as both the Chief Executive Officer and the Chairman of the Board of Directors is a benefit to the overall success and growth of the Company. Since he manages the day-to-day operations, he has a unique perspective on the Company’s technical and financial strengths and is best positioned to chair Board meetings where key business issues and corporate strategies are discussed on a routine basis. The Board does not have an independent lead director.
     Ethics. The Company’s Code of Business Conduct and Ethics sets forth our policies and expectations. The Code, which applies to every director, officer and employee, addresses a number of topics, including conflicts of interest, relationships with others, corporate payments, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of the Company’s assets. The Code meets the New York Stock Exchange’s requirements for a code of business conduct and ethics as well as the SEC’s definition of a code of ethics applicable to the Company’s senior officers. Neither the Board of Directors nor any Board committee has ever granted a waiver of the Code.
     Communication with the Board of Directors. In order to provide the Company’s shareholders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has

adopted procedures for communications to directors. Callon shareholders and other interested persons may communicate with the Chairman of the Company’s Audit Committee, or with the non-management directors of the Company as a group, by written communications addressed in care of Robert A. Mayfield, Corporate Secretary, Callon Petroleum Company, 200 North Canal Street, Natchez, MS 39120.
     All communications received in accordance with these procedures will be reviewed initially by senior management of the Company. Senior management will relay all such communications to the appropriate director or directors unless it is determined that the communication:
•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.
     The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.
     The Corporate Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes. As of the record date, no such communications have been received.
     Attendance at 2010 Annual Meeting of Shareholders. It is the policy of the Board that, to the extent possible, all directors attend the 2010 Annual Meeting of Shareholders. All then current directors attended the 2009 Annual Meeting of Shareholders.
Oversight of Risk Management
     The Company is exposed to a number of risks and undertakes enterprise risk management reviews to identify and evaluate these risks and to develop plans to manage them effectively. The Company’s executive officers are directly responsible for the Company’s enterprise risk management function and report to the Board of Directors. Although not inclusive, a list of items considered generally includes:
•	accurate and complete financial reporting,

•	rules and regulations of the NYSE,

•	environmental and safety issues,

•	safeguarding of Company assets,

•	adequacy of insurance protection,

•	compliance with all credit facility covenants, and

•	employee relations issues.
     The Board of Directors plays a key role in the oversight of the Company’s enterprise risk management function. Using their collective skills and experience, they consider information provided by management and provide feedback and make recommendations, if needed, to try to help minimize risk to the Company’s current and future value.
Committees of the Board of Directors
Audit Committee Functions and Responsibilities
     The principal function of the Audit Committee is to assist the Board of Directors in the areas of financial reporting and accounting integrity. The Audit Committee reviews the accounting and auditing procedures and financial reporting practices of the Company and is responsible for the engagement of and overseeing all audit work conducted by the Company’s independent registered public accounting firm. The Audit Committee is governed by a charter that has been approved by the Board of Directors. The Audit Committee meets periodically with the Company’s management, internal auditor and its independent registered public accounting firm to review the Company’s financial information and systems of internal controls and ensures such parties are properly discharging their responsibilities. The independent registered public accounting firm reports directly to the Audit Committee and annually meets with the Audit Committee without management representatives present. The Audit Committee has the authority to investigate any matters brought to its attention and to retain outside legal, accounting or other consultants if deemed necessary.
     The Audit Committee is composed entirely of non-management members of the Board, each of whom satisfy the independence requirements for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934, and are “independent” and “financially literate” as defined by New York Stock Exchange rules. Members of the Audit Committee may not simultaneously serve on the audit committee of more than two other public companies. The Audit Committee is currently comprised of Messrs. Wallace (Chairman), Flury, McVay and Wilson. Additionally, the Board of Directors has determined that Mr. Wallace has the accounting or financial management expertise to be considered a “financial expert” as defined and required by the New York Stock Exchange’s rules and by the Securities Exchange Act of 1934.
     The Audit Committee held six meetings and did not execute any unanimous written consents during 2009. All members of the Audit Committee attended all the meetings. The Audit Committee’s report on its activities during 2009 appears later in this proxy statement under the caption “Audit Committee Report.”
     Relationship with Independent Registered Public Accounting Firm. Management is responsible for establishing and maintaining internal controls over financial reporting and for assessing the effectiveness of those controls. The independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. Ernst & Young LLP, an independent registered public accounting firm, served as the Company’s independent registered public accounting firm during 2008 and 2009 and was appointed by the Audit Committee to serve in that capacity for 2010.
     Audit Fees. Fees billed for professional services rendered by Ernst & Young LLP for the annual audit and quarterly reviews and for registration statements and other regulatory filings (including the requirements under Section 404 of the Sarbanes-Oxley Act) were $491,471 and $393,897, including out-of-pocket expenses, for the years ended December 31, 2008 and 2009, respectively.
     Audit-related Fees. There were no audit-related fees paid in 2008 or 2009.
     Tax Fees. Fees billed for professional services rendered by Ernest & Young LLP for the review of the federal tax return, tax advice and tax planning for 2008 and 2009 totaled $36,850 and $18,600, respectively.
     All Other Fees. There were no other fees paid to the Company’s independent registered public accounting firm in 2008 or 2009.
     Pre-Approval Policy of Audit, Audit-Related, Tax and Non-Audit Services. The Audit Committee pre-approves all audit services and non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, as required by applicable law or listing standards and subject to the terms of the audit and non-audit services pre-approval policy adopted by the Audit Committee. The Committee may delegate authority to one or more of its members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of any such member to grant pre-approvals are consistent with the terms of the Pre-Approval Policy and are presented to the full Committee at its next scheduled meeting.
     Audit Committee Report
     Acting pursuant to its Charter, the Audit Committee reviewed and discussed the Company’s audited financial statements at, and for the year ended, December 31, 2009 with management and the Company’s independent registered public accounting firm and recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. This recommendation was based on:

•	the Audit Committee’s review of the audited financial statements;

•	discussion of the financial statements with management;

•	discussion with the Company’s independent registered public accounting firm, Ernst & Young LLP, of the matters required to be discussed by auditing standards generally accepted in the United States of America, including the communication matters required to be discussed by SAS 61;

•	receipt from Ernst &Young LLP of the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees);

•	discussions with Ernst & Young LLP regarding its independence from the Company and its management;

•	Ernst & Young LLP’s confirmation that it would issue its opinion that the consolidated financial statements present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries and the results of their operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America; and

•	other matters the Audit Committee deemed relevant and appropriate.
John C. Wallace, Chairman
L. Richard Flury
Larry D. McVay
Richard O. Wilson
Compensation Committee Functions and Responsibilities
     The purpose of the Compensation Committee is to develop and administer an overall compensation program designed to optimize the opportunity for the Company to achieve its operating objectives and performance goals while properly blending it with the short- and long-term interests of the Company’s shareholders. The Committee annually reviews market and industry data to assess the Company’s competitive position with respect to each element of total compensation and to ensure the attraction, retention and appropriate reward to the Company’s CEO and other executive officers. In addition to the determination of annual base salaries, the Committee is responsible for determining and recommending variable annual bonuses in the form of cash and/or equity awards. The Committee maintains authority over the Company’s stock incentive plans from which either stock options, restricted stock, restricted stock units, or performance shares can be awarded as part of the total annual compensation package. Currently the variable portion of the annual compensation package is based on certain performance related criteria of the Company for which the Committee is responsible for establishing and approving. In addition to the above, the Committee has the following duties and responsibilities:
•	review, recommend, and discuss with management the compensation discussion and analysis section included in the Company’s annual proxy statement; and

•	prepare an annual report on executive compensation for inclusion in the Company’s proxy statement for each Annual Meeting of Shareholders.
     Consistent with the listing requirements of the New York Stock Exchange, the Compensation Committee is composed entirely of independent members of our Board of Directors. Each member meets the independence requirements set by the New York Stock Exchange and applicable federal securities laws. Current members are Messrs. Flury (chairman), McVay, Wallace and Wilson.
     The Compensation Committee held four meetings and executed three unanimous written consents during 2009. All members of the Compensation Committee attended all the meetings.
     Compensation Committee Interlocks and Insider Participation. The members of the Company’s Compensation Committee are Messrs. Flury (Chairman), McVay, Wallace and Wilson, none of whom are or have been officers or employees of the Company or any of its subsidiaries. No executive officer of the Company served as a member of the Board of Directors or compensation committee (or other Board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served on our Compensation Committee or as our director.
Nominating and Corporate Governance Committee Functions and Responsibilities
     The purpose of the Nominating and Corporate Governance Committee is to:
•	identify and recommend to the Board individuals qualified to be nominated for election to the Board;

•	recommend to the Board the members and chairperson for each Board committee;

•	periodically review and assess the Company’s Corporate Governance Principles and the Company’s Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board;

•	oversee the annual self-evaluation of the performance of the Board and the annual evaluation of the Company’s management; and

•	recommend to the Board a successor to the CEO when a vacancy occurs.
     Each member of the Committee meets the independence requirements of the New York Stock Exchange and applicable federal securities laws. Current members are Messrs. Wilson (Chairman), Flury, McVay, and Wallace. The Nominating and Corporate Governance Committee did not hold a formal meeting during 2009 but executed one unanimous written consent during 2009. Prior to the formation of this Committee, the entire Board of Directors performed these functions.
     Director Identification and Selection. The Nominating and Corporate Governance Committee has established certain criteria it considers as guidelines in considering nominations to the Company’s Board of Directors. The criteria include:
•	personal characteristics, including such matters as integrity, age, education, diversity of background and experience, absence of potential conflicts of interest with the Company or its operations, and the availability and willingness to devote sufficient time to the duties of a director of the Company;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry and with relevant social policy concerns;

•	experience as a board member of another publicly held company;

•	academic expertise in an area of the Company’s operations; and

•	practical and mature business judgment.
     The criteria are not exhaustive and the Nominating and Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In order to ensure that the Board consists of members with a variety of perspectives and skills, the Nominating and Corporate Governance Committee has not set any minimum qualifications and also considers candidates with appropriate non-business backgrounds. Other than ensuring that at least one member of the Board is a financial expert and a majority of the Board members meet all applicable independence requirements, the Committee does not have any specific skills that it believes are necessary for any individual director to possess. Instead, the Committee evaluates potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board. In accordance with the Company’s by-laws, any shareholder may nominate a person for election to the Board of Directors upon delivery of written notice to the Company of such nomination, stating the name and address of the nominee and describing his qualifications. Such notice shall be sent by certified mail or delivered to the principal office of the Company to the attention of the Board of Directors, with a copy to the President and Corporate Secretary of the Company.
     The Board of Directors believes that, based on the Nominating and Corporate Governance Committee’s knowledge of the Company’s Corporate Governance Principles and the needs and qualifications of the Board at any given time, the Nominating and Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. In making its nominations, the Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the Committee’s criteria for Board service are re-nominated. As to new candidates, the committee will generally poll the Board members and members of management for recommendations. The committee may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the committee evaluates each individual in the context of the Board as whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the committee makes its recommendation to the Board of Directors. The committee may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.
Strategic Planning Committee Functions and Responsibilities
     The Strategic Planning Committee was created to oversee the responsibilities of the Board relating to planning and finance, including: to organize and oversee the Board’s participation in the development of the Strategic Plan and the risk assessment and management process; to follow the progress in the implementation of the Strategic Plan and to advise the Board if additional Board action appears to be needed to assure successful implementation of the plan or if a need exists to revise the plan in the face of changing conditions or other factors; and to assure that management is addressing the personnel requirements for the successful implementation of the Strategic Plan. The committee will consist of no fewer than three members of the Board. The Chair and a majority of the committee members shall meet the independence requirements of the New York Stock Exchange and such other rules and regulations as may be applicable. Current members of the Strategic Planning Committee are Larry D. McVay (chairman), L. Richard Flury, John C. Wallace, and Richard O. Wilson.
BENEFICIAL OWNERSHIP OF SECURITIES
Management and Principal Shareholders
     The following table sets forth, as of the record date, certain information with respect to the ownership of shares of common stock held by (i) all persons known by the Company to be the beneficial owners of 5% or more of the outstanding common stock, (ii) each director, (iii) the nominees for director, (iv) each of the executive officers named in the Summary Compensation Table, and (v) all executive officers and directors of the Company as a group. Information set forth in the table with respect to beneficial ownership of common stock has been obtained from filings made by the named beneficial owners with the Securities and Exchange Commission (“Commission”) as of the record date or, in the case of executive officers and directors of the Company, has been provided to the Company by such individuals.

Name and Address of	Common Stock (a)
Beneficial Owner	Beneficial Ownership		Percent
Directors:
Fred L. Callon	309,716	(b)	1.06%
L. Richard Flury	46,250	(c)	*
Larry D. McVay	16,250	(d)	*
John C. Wallace	—	(e)	*
B. F. Weatherly	119,189	(f)	*
Richard O. Wilson	194,474	(g)	*
Named Executive Officers:			*
Steven B. Hinchman	—	(h)
Rodger W. Smith.	57,780	(i)	*
Stephen F. Woodcock	99,608	(j)	*
Thomas E. Schwager	—	(k)	*
Directors and Executive Officers:
As a Group (12 persons)	1,049,350	(l)	3.51%
Certain Beneficial Owners:
Dimensional Fund Advisors LP.	1,475,051	(m)	5.13%
1299 Ocean Avenue
Santa Monica, CA 90401
Franklin Resources, Inc.	5,468,076	(n)	19.03%
One Franklin Parkway
San Mateo, CA 94403

*	Less than 1%

a)	Unless otherwise indicated, each of the persons listed in the table may be deemed to have sole voting and dispositive power with respect to such shares. Beneficial ownership does not include the unvested portion of performance stock awards due to lack of voting and disposition power. Percentage ownership of a holder or class of holders is calculated by dividing (i) the number of shares of common stock beneficially owned by such holder or class of holders plus the total number of shares of common stock underlying options exercisable within sixty days of March 5, 2010, by (ii) the total number of shares of common stock outstanding plus the total number of shares of common stock underlying options exercisable within sixty days of March 5, 2010, but not common stock underlying such securities held by any other person.

b)	Of the 309,716 shares beneficially owned by Fred L. Callon, 61,110 shares are owned directly by him; 92,170 shares are held by him as custodian for certain minor Callon family members; 15,061 shares are owned within the Company’s Employee Savings and Protection Plan; and 141,375 shares are subject to options under the 1996 Plan, exercisable within 60 days. Shares indicated as beneficially owned by Mr. Callon do not include 24,904 shares of common stock owned by his wife over whom he disclaims beneficial ownership and 56,000 shares of unvested restricted stock and 200,000 restricted stock units, of which 100,000 units are payable in stock and 100,000 units are payable in cash.

c)	Of the 46,250 shares beneficially owned by L. Richard Flury, 36,250 shares are owned directly by him; 5,000 shares are subject to options under the 1996 Plan, exercisable within 60 days; and 5,000 shares are subject to options under the 2002 Plan, exercisable within 60 days. Shares indicated as beneficially owned by Mr. Flury do not include 20,000 shares of unvested restricted stock.

d)	Of the 16,250 shares beneficially owned by Larry D. McVay, all 16,250 shares are owned directly by him. Shares indicated as beneficially owned by Mr. McVay do not include 20,000 shares of unvested restricted stock.

e)	John C. Wallace transferred his equity ownership in the Company to The Wallace Family Trust in April 2008. All equity ownership in the Company acquired by Mr. Wallace since April 2008 has also been transferred to the Wallace Family Trust. Mr. Wallace has no voting and dispositive power over the shares owned by the Trust.

f)	Of the 119,189 shares beneficially owned by B. F. Weatherly, 2,288 shares are owned within his personal IRA account; 58,814 shares are held in joint tenancy with his wife; 33,087 shares are owned within the Company’s Employee Savings and Protection Plan; 20,000 shares are subject to options under the 1996 Plan, exercisable within 60 days; and 5,000 shares are subject to options under the 2002 Plan, exercisable within 60 days. Shares indicated as beneficially owned by Mr. Weatherly do not include 41,250 shares of unvested restricted stock and 52,500 restricted stock units, of which 44,625 units are payable in stock and 7,875 units are payable in cash.

g)	Of the 194,474 shares beneficially owned by Richard O. Wilson, 132,655 shares are held in a family limited partnership; 6,819 shares are held in a Trust account; 5,000 shares are subject to options under the 1994 Plan, exercisable within 60 days; 40,000 shares are subject to options under the 1996 Plan, exercisable within 60 days; and 10,000 shares are subject to options under the 2002 Plan, exercisable within 60 days. Shares indicated as beneficially owned by Mr. Wilson do not include 20,000 shares of unvested restricted stock.

h)	Shares indicated as beneficially owned by Steven B. Hinchman do not include 200,000 shares of unvested restricted stock and 500,000 shares subject to options. Both awards were granted outside the stock incentive plans as an inducement for employment. Mr. Hinchman’s options are not exercisable within 60 days.

i)	Of the 57,780 shares beneficially owned by Rodger W. Smith, 17,203 shares are owned directly by him; 20,577 shares are owned within the Company’s Employee Savings and Protection Plan; and 20,000 shares are subject to options under the 1996 Plan, exercisable within 60 days. Shares indicated as beneficially owned by Mr. Smith do not include 16,400 shares of unvested restricted stock and 21,000 restricted stock units, of which 17,850 units are payable in stock and 3,150 units are payable in cash.

j)	Of the 99,608 shares beneficially owned by Stephen F. Woodcock, 24,060 are owned directly by him; 9,798 shares are owned within the Company’s Employee Savings and Protection Plan; 44,000 shares are subject to options under the 1996 Plan, exercisable within 60 days; and 21,750 shares are subject to options under the 2002 Plan, exercisable within 60 days. Shares indicated as beneficially owned by Mr. Woodcock do not include 24,000 shares of unvested restricted stock and 28,000 restricted stock units, of which 23,800 units are payable in stock and 4,200 units are payable in cash.

k)	Mr. Schwager retired on April 24, 2009 and is no longer required to report his beneficial ownership to the Company.

l)	Includes 5,000 shares subject to options under the 1994 Plan, exercisable within 60 days; 288,875 shares subject to options under the 1996 Plan, exercisable within 60 days; 55,800 shares subject to options under the 2002 Plan, exercisable within 60 days; and 188,082 shares are owned within the Company’s Employee Savings and Protection Plan.

m)	Information is based upon a Schedule 13G-A filed with the Commission on February 8, 2010 by Dimensional Fund Advisors LP. In this Schedule 13G, Dimensional represents that it has sole voting power with respect to 1,470,351 shares of common stock and sole dispositive power with respect to 1,475,051 shares of common stock.

n)	Information is based upon a Schedule 13G filed with the Commission on January 15, 2010 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. (collectively “Franklin”). In this Schedule 13G, Franklin represents that it has sole voting power with respect to 5,359,323 shares of common stock and sole dispositive power with respect to 5,468,076 shares of common stock.
     With respect to shares issuable upon exercise of stock options, the holders or class of holders acquire investment power for these shares immediately upon a “change of control” as defined in the applicable plan.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Commission’s regulations to furnish the Company and the New York Stock Exchange copies of all Section 16(a) forms they file with the Commission.
     Based solely on review of the copies of such reports furnished to the Company during, or with respect to, the fiscal year ended December 31, 2009, and written representations from all of the Company’s officers and directors, to the Company’s knowledge, all of the Company’s officers, directors and greater than ten percent shareholders have complied with all Section 16(a) filing requirements for the year ended December 31, 2009.
Compensation Discussion and Analysis
of Executive Compensation
Oversight of Executive Compensation Program
     The Compensation Committee of our Board of Directors oversees our compensation programs. The primary function of the Committee is to assist our Board of Directors in the discharge of its fiduciary responsibilities relating to compensation of our Chief Executive Officer and other executives. From time to time the Committee has retained a compensation consultant to assess the effectiveness of the Company’s compensation programs.
     In 2009, the Compensation Committee again retained Hewitt Associates LLC to evaluate and make recommendations concerning Callon’s compensation practices and procedures. This included both the form and amount of compensation paid to the executive officers. The Compensation Committee considered the advice of the consultant as only one factor among the other items discussed in this compensation discussion and analysis.
     Hewitt Associates LLC reports directly to the Compensation Committee. Hewitt has not provided any services to us other than advice and recommendations with respect to the determination of the amount and form of executive and director compensation at the request of the Committee.
     The Compensation Committee has established procedures that it considers adequate to ensure that the compensation consultant’s advice to the committee remains objective and is not influenced by our management. With the consent of the Compensation Committee chair, the independent compensation consultant may, from time to time, contact our executive officers for information necessary to complete its assignments and may make reports and presentations to and on behalf of the committee that the executive officers may also receive.
Compensation Risks
     The Compensation Committee, with assistance of its independent compensation consultant, extensively reviewed the elements of executive compensation during 2009 to determine whether any portion of executive compensation encouraged excessive risk taking. Management of the Company conducted a similar risk assessment with respect to other employees. Management and the Compensation Committee believe that risks arising from our compensation policies and practices for our executive officers and other employees are not reasonably likely to have a material adverse effect on the Company. In addition, we believe that the mix and design of the elements of compensation do not encourage management to assume excessive risks.

Compensation Program Philosophy and Objectives
     Our business strategy is to enhance stockholder value through sustained growth in our reserve base, production levels and resulting cash flows from operations. Our compensation program is designed to attract, retain, and motivate employees in order to effectively implement our strategy. Our compensation program has four objectives:
•	To attract, retain and motivate qualified executives whose performance is key to the successful execution of our business strategy and the achievement of our short- and long-term corporate goals;

•	To create a “pay for performance” oriented environment that rewards significant contributions to our short- and long-term strategic goals;

•	To provide an executive compensation structure that is internally equitable based upon the level of responsibility of our executives; and

•	To align the interests of our executive officers with those of our shareholders.
Use of Market Data
     In order to assist in the determination of compensation, Hewitt provides the Compensation Committee with market data from a group of peer companies in the industry that are similar in size and operations to Callon. The peer group is adjusted each year based on changes in the industry and changes in Callon’s operations. The Committee looks at Callon’s size from an asset standpoint relative to the peer companies to help frame appropriate levels of compensation as a reference point for decision-making. The market data is one of several factors considered by the Committee in determining compensation.
     The table below indicates the Peer Companies (“Peer Companies”) which were used for compensation decisions during 2009.
Peer Companies
ATP Oil and Gas Corp.
Comstock Resources Inc.
Mariner Energy Inc.
McMoran Exploration Company
Newfield Exploration Co.
Petroquest Energy Inc.
Plains Exploration & Production Co.
Stone Energy Co.
Swift Energy Company
W & T Offshore Inc.
Elements of Compensation
     The Committee believes that the compensation environment for qualified executives in the domestic oil and gas industry is highly competitive. We also believe that similar compensation pressure has resulted from increased financial reporting and corporate governance regulatory issues implemented within recent years. In order to compete in this environment, our executive officers’ compensation has the following components:

Component	Purpose	Philosophy Statement
Base Salary	• Pay for expertise and experience • Attract and retain • Provide stable compensation level	• In the aggregate, targeted at an appropriate level against the peers given relative size • Reflective of individual experience and expertise

Annual Cash Reward and Incentive Compensation	• Motivate superior operational and financial performance • Provide annual recognition of performance	• In the aggregate, bonus opportunities targeted at an appropriate level against the peers given relative size • Reflective of internal equity considerations
• Goals aligned with annual strategic objectives of the Company
• Modest or no payout for performance below expectations and potential for significantly increased payout for exceptional performance

Long-Term Equity Incentives	• Directly align employees with shareholders • Create significant retention hook • Match competitive practices to attract and retain employees	• Ultimate value delivered influenced by the Company’s return to shareholders as compared against peer companies • Appropriate opportunities based on a review of multiple reference points:
— Industry peer grant values
— Historical grant practices
— Internal relative positioning

Retirement and Health/Welfare Benefits	• Provide financial security • Help ensure a financial safety net • Match competitive practices	• Programs generally consistent, regardless of level, across the organization • Benefit levels competitive with peer companies

Severance Protection	• Match competitive practices to attract and retain employees	• Benefit levels based on peer group practices with consideration to shareholder value
• For change in control protection, help ensure executives consider all possible transactions to increase shareholder value
How we Determine Each Element of Compensation.
     Base Salaries. At a regularly scheduled meeting, generally in March of each year, the Committee uses the market data supplied by Hewitt to compare the current annual base salaries of the executive officers to current base salaries for similar executive positions at peer companies. In addition to the market data, the Committee also considers various factors such as each executive’s motivation level, leadership ability, overall knowledge and experience in his particular segment of our business, the competitive compensation environment for such individual, the financial strength of the Company, that person’s unique skills and his or her expected future contribution to the success of our Company. The Committee feels that if these qualities are rewarded, the executives will be motivated to achieve our corporate goals and successfully implement our business strategies. Upon review of these various factors, at its March 2009 meeting, the Compensation Committee determined that no additional base salary adjustments were needed, particularly in light of cost-saving efforts being pursued by the Company.
     Mr. Hinchman’s base salary was established at his hiring as part of the negotiation process. The Committee considered the salary he was paid at his previous employer and market data provided by Hewitt to determine his salary.
     Annual Cash Reward and Incentive Compensation. Executive officers, senior management and other non-management technical personnel have the potential to receive a significant portion of their annual cash compensation as a cash bonus. As with base salary, the Committee looks at Callon’s size from a revenue standpoint relative to the peer companies as a reference point for determining targeted bonus opportunities. For 2009, the Committee set the bonus opportunities for the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer at 100%, 90%, and 75% of base salary, respectively. The other named executive officers were eligible for a bonus targeted at 50 to 60% of their base salary. Mr. Hinchman’s opportunity was set at his time of hire based on an analysis of market data and as part of the negotiation process to bring Mr. Hinchman aboard. The other officers’ opportunities were unchanged from the prior year.
     Each year, following the Board of Directors’ approval of the annual operating budget and financial forecast for the next year, the Compensation Committee sets performance related cash bonus guidelines for the next year. These guidelines are used as a reference point and no specific formula or weighting is considered. For 2009, the guidelines were set in March and based on the following areas:
•	Complete a significant acquisition of producing properties in one of the Company’s new areas of focus. Operational and financial performance as measured by production, cash flow from operations, and income before taxes; and

•	Negotiate and execute a transaction to extend or restructure the Company’s Senior Unsecured Notes.
     After the end of the performance period, the Committee meets to evaluate the extent to which the guidelines were met. In addition, the Committee may also consider how unexpected events affecting the Company may impact the bonus attainment percentage. Also, our Committee encourages our executives to pursue long-term goals, even if these long-term goals may result in a reduction in our near-term performance. Accordingly, after determining the overall bonus attainment percentage, the Committee reserves the right to adjust an individual’s bonus amount based on individual achievements and contributions to the Company.
     At the March 2010 Compensation Committee meeting, the Committee subjectively evaluated the Company’s performance against the guidelines set for fiscal 2009 noting that:
•	The Company made significant onshore acquisitions of producing properties and undeveloped acreage increasing the Company’s oil and gas reserves and providing the Company with a multi-year inventory of drilling locations;

•	Operational and financial performance against goals was above expectations established at the beginning of the year;

•	The Company’s financial team successfully extended its major long-term credit agreement; and

•	The Company’s management took various other actions that substantially improved the financial stability of the Company.
     The Committee observed that management had exceeded its 2009 goals. The committee acknowledged that several members of the management team and the Chief Executive Officer had performed above expectations while managing the financial affairs of the Company through a difficult global financial market and deserved recognition above the target bonus amounts. Using its discretion the committee awarded higher than target bonus awards for a limited number of management employees including the Chief Executive Officer.
     Long-term Equity Incentives. The Compensation Committee administers our long-term incentive plans and performs functions that include selecting award recipients, determining the timing of grants and assigning the number of shares awarded, fixing the time and manner in which awards are exercisable, setting option exercise prices and vesting and expiration dates, and from time to time adopting rules and regulations for our plans. For the grant of equity compensation to executive officers, our Compensation Committee will typically consider information provided by Hewitt and our Chief Executive Officer, related to the overall competitive environment associated with long-term compensation. All awards are priced at the fair market value on the grant date in accordance with SFAS No. 123R. We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates. However, our Committee does follow a policy of not granting equity incentives when material non-public information exists that may affect the short-term price of our stock.
     Mr. Hinchman was awarded long-term incentives upon his hiring in June 2009. These long-term incentives were structured based on recommendations from Hewitt. Significant emphasis was placed on alignment with shareholders and the size of the award was determined in consideration of market data for his position and for the amount of equity provided by his previous employer. Consequently, he was provided with 500,000 options which vest upon Callon’s share price achieving $5.00 (33% vest), $10.00 (33% vest), and $15.00 (33% vest). Additionally, he was provided with 200,000 restricted shares, 50% of which vest based on continued employment at the end of four years and 50% vest based on the Company’s relative shareholder return performance compared to the Peer Companies on June 1, 2012.

     The Committee considered information provided by Hewitt, the long-term incentive practices of the peer group, and the Company’s financial situation and share availability and determined in August 2009 to grant long-term incentives to the executive officers. The grants consisted of restricted stock units which will vest on the on the earlier of (a) the third anniversary of the grant date, provided that grantee maintains continuous employment through such date; or (b) a separation from service, other than for cause, after reaching age sixty (60). The restricted stock units were designed to be payable on the vesting date, 85% in Company stock and 15% in cash based on the price of the common stock on the date of vesting.
     Information concerning all unvested performance shares and outstanding options held by our named executive officers is contained in the “Outstanding Equity Awards at December 31, 2009” table.
     Retirement and Health/Welfare Benefits. We provide certain benefits that we believe are standard in the industry to all of our employees. These benefits consist of a group medical and dental insurance program for employees and their qualified dependents, group life insurance for employees and their spouses, accidental death and dismemberment coverage for employees, long-term disability, a Company sponsored cafeteria plan and a 401-K employee savings and protection plan. The costs of these benefits are paid entirely by the Company. Employee life insurance amounts surpassing the Internal Revenue Service maximum are treated as additional compensation to all employees. The Company’s 401-K contribution to each qualified participant, including the named executive officers, is calculated based on 5% of the employee’s eligible salary, excluding overtime pay and annual cash bonuses, and is paid one-half in cash and one-half in Company common stock, limited to IRS regulation dollar limits. The Company also matches employee deferral amounts, including amounts deferred by named executive officers, up to a maximum of 5% of eligible compensation. The Company pays all administrative costs to maintain the plan.
     Our executive officers are entitled to certain benefits, or perquisites, that are not otherwise available to all of our employees. We provide our Chief Executive Officer, Chief Financial Officer and other executive officers with use of a Company automobile. We purchase the automobile and pay for all maintenance, repairs, insurance and fuel. The employee is required to recognize taxable income using the Internal Revenue Service’s annual lease value method for personal use of the vehicle. Another benefit offered only to Mr. Fred L. Callon is the Company’s payment of a term life insurance policy for which Mr. Callon is the sole beneficiary and which the Company has no economic interest in the proceeds. The costs associated with these benefits for the named executive officers are reported as “Other Compensation” in the Summary Compensation Table. The Committee feels these perquisites are common to the oil and gas industry and the value of such benefits is considered in determining total compensation of our executives.
     Severance Protection. Callon has not entered into any employment agreements with our executive officers. To align with market practices and in order to ensure all named executive officers are motivated to consider any transaction that would increase shareholder value, each of our named executive officers has a change-in-control agreement. These agreements match competitive practices and are all similar in structure except that Mr. Callon’s benefit levels are higher to reflect his position as the CEO of the Company. Additionally, these agreements also include a non-competition and non-solicitation provision in order to protect the Company in the event the benefits are triggered. Despite competitive market practices to the contrary, the Committee chose not to provide guaranteed severance benefits outside of a change-in-control. In the event of a termination of employment outside of a change-in-control, the Committee will consider the circumstances of each case separately.
     Internal Revenue Service Limitations. When establishing our compensation programs, we consider all relevant tax laws. Our programs are designed to comply with Section 409A of the tax code, which applies to deferred compensation, in order to prevent negative tax consequences for our executives. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. During 2009, the Company did not have any employee which exceeded the non-performance based compensation limit established by Internal Revenue Code Section 162(m). However, the Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believe that such payments are appropriate and in the best interest of the stockholders, after taking into consideration changing business conditions or the executive’s individual performance and/or changes in specific job duties and responsibilities.
     Insider Trading Policy. We have an Insider Trading Policy for which all employees and members of our Board of Directors are prevented from buying or selling Company stock during periodic “trading blackout” periods. A trading blackout period is placed in effect by senior management when material non-public information about the Company may exist and may have an influence on the marketplace. There have been no violations to this policy by any named executive officer during 2009.

     Stock Ownership Policy. In March 2008, the Compensation Committee of the Board of Directors adopted a stock ownership policy which applies to the Chief Executive Officer and the other named executive officers. The provisions of the policy provide for the investment position, computed on December 31 of each year, of the Chief Executive Officer to be no less than three times his or her base salary. For other named executive officers, the investment position shall be no less than two times base salary. Investment position is defined as calculated value of shares owned, shares owned indirectly, equivalent shares invested in the officer’s 401-K plan, and unvested portion of time-based vesting of performance or restricted shares. Value attributable to shares represented by both vested and unvested stock options and the value of unvested performance-based vesting of performance or restricted shares are excluded. Each officer has a period of five years from the date of adoption to attain the required investment position. If a named officer becomes subject to a greater investment position due to a promotion or an increase in salary, he or she will be expected to attain the increased investment position within three years of the change. The Compensation Committee reserves the right to approve an alternate stock ownership guideline for named officers who can demonstrate a severe hardship in meeting the general guidelines.
     Primarily as a result of the economic downturn and its effect on the Company’s year-end stock price at December 31, 2009, none of the named officers met the minimum investment value position. The Compensation Committee will closely monitor officer share holdings and future equity related activity for each individual.
     Certain Relationships and Related Party Transactions. Our Audit Committee charter provides that the Company shall not enter into a related party transaction unless such transaction is approved by the Audit Committee after a review of the transaction by the Audit Committee for potential conflicts of interest. A transaction will be considered a “related party transaction” if the transaction would be required to be disclosed under Item 404 of Regulation S-K. In addition, our Code of Business Conduct and Ethics provides that an officer’s or a director’s conflict of interest with the Company may only be waived if the Nominating and Governance Committee approves the waiver and the full Board of Directors ratifies the waiver. The Committees have the authority to hire legal, accounting, financial or other advisors as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging their duties. As of December 31, 2009, we are not aware of any related party transactions with our executive officers that may cause a conflict of interest with the Company.
Compensation Committee Report
     We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions included in this proxy statement. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this proxy statement.
L. Richard Flury (Chairman)
Larry D. McVay
John C. Wallace
Richard O. Wilson

EXECUTIVE COMPENSATION AND OTHER RELATED INFORMATION
     The following table sets forth certain information with respect to the Chief Executive Officer and Chief Financial Officer of the Company and the three most highly compensated executive officers of the Company serving in such positions as of December 31, 2009. Pursuant to SEC rules, we have also included Thomas E. Schwager in the table even though he was no longer employed with us at year end. We sometimes refer to the officers listed below as the “named executive officers.”
Summary Compensation Table

Name							All Other
and		Annual	Cash		Stock		Compen-
Principal		Salary	Bonus		Awards		sation	Total
Position	Year	($)	($)		($)		($)(9)	($)
Fred L. Callon Chairman and Chief Executive Officer	2009	464,520	696,780		325,000	(6)	61,213	1,547,513
	2008	464,520	116,125		937,020	(7)	52,572	1,570,237
	2007	446,654	558,319	(3)	—		52,140	1,182,113
			125,000	(4)

B. F. Weatherly Executive Vice President and Chief Financial Officer	2009	364,000	546,000		85,313	(6)	55,804	1,051,117
	2008	364,000	68,250		611,100	(7)	43,520	1,086,870
	2007	350,000	328,125	(3)	—		110,894	864,019
			75,000	(4)

Steven B. Hinchman Executive Vice President and Chief Operating Officer	2009	256,346 (1)	387,000		551,000	(8)	22,110	1,216,456

Stephen F. Woodcock Vice President	2009	286,000	171,600		45,500	(6)	45,376	548,476
	2008	286,000	35,750		325,920	(7)	43,513	691,183
	2007	258,149	275,000	(3)	—		42,291	625,440
			50,000	(4)

Thomas E. Schwager former Vice President	2009	80,000 (2)	43,333	(5)	—		447,807	571,140
	2008	260,000	32,500		285,180	(7)	45,870	623,550
	2007	232,885	187,500	(3)	—		45,056	515,441
			50,000	(4)

Rodger W. Smith Vice President and Treasurer	2009	218,400	196,560		34,125	(6)	48,372	497,457
	2008	218,400	27,300		244,440	(7)	46,872	537,012
	2007	198,390	135,000	(3)	—		41,495	409,885
			35,000	(4)

(1)	Mr. Hinchman joined the Company as Executive Vice President and Chief Operating Officer effective June 1, 2009. His annual salary is $430,000 per year.

(2)	Mr. Schwager retired from the Company effective April 24, 2009. Prior to his retirement his annual salary was $260,000.

(3)	In April 2008, the Compensation Committee awarded cash bonuses for services performed during 2007, exclusive of the cash bonus amount described in (4) below.

(4)	In May 2007, the Compensation Committee awarded a special cash bonus attributable to the successful closing of the Entrada Field acquisition from BP Exploration and Production Company and the successful closing of a $200 million revolving credit facility.

(5)	Represents pro-rated bonus payment for 2009 assuming 100% of targeted bonus levels would be reached. This amount was paid upon his retirement on April 24, 2009.

(6)	Represents the grant date fair value of the restricted stock units granted to the named executive officers on August 14, 2009 computed in accordance with FASB ASC Topic 718. The assumptions utilized in the calculation of these amounts are set forth in footnote 4 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 12, 2010.

(7)	Represents the grant date fair value of the time-based restricted stock and Performance shares granted to the named executive officers on April 18, 2008 computed in accordance with FASB ASC Topic 718. The assumptions utilized in the calculation of these amounts are set forth in footnote 3 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 19, 2009.

(8)	Represents the grant date fair value of the time-based restricted stock and Performance shares granted to the named executive officer on June 1, 2009 computed in accordance with FASB ASC Topic 718. The assumptions utilized in the calculation of these amounts are set forth in footnote 4 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 12, 2010.

(9)	See table and related footnotes below.
Table of All Other Compensation

			Company
		Company	Contributed	Company
		Contributed	Common	Provided		Company
		Cash to	Stock to	Group Life	Company	Paid
		401- K	401- K	Insurance	Provided Auto	Other		Total
Name	Year	($)	($)(1)	($)	($)(2)	($)		($)
Fred L. Callon	2009	18,375	6,126	2,374	22,838	11,500	(3)	61,213
	2008	17,250	6,286	2,465	15,071	11,500	(3)	52,572
	2007	16,875	5,625	3,264	14,876	11,500	(3)	52,140

B. F. Weatherly	2009	18,375	6,124	7,010	15,047	9,248	(4)	55,804
	2008	17,250	5,906	3,784	16,580	—		43,520
	2007	14,766	5,625	3,264	17,894	69,345	(5)	110,894

Steven B. Hinchman	2009	6,125	6,125	786	9,074	—		22,110

Stephen F. Woodcock	2009	18,375	6,125	2,374	18,502	—		45,376
	2008	17,250	5,616	2,465	18,182	—		43,513
	2007	16,875	5,625	3,264	16,527	—		42,291

Thomas E. Schwager	2009	6,000	2,001	730	7,409	431,667	(6)	447,807
	2008	17,250	5,451	2,465	20,704	—		45,870
	2007	16,875	5,625	3,264	19,292	—		45,056

Rodger W. Smith	2009	16,380	5,461	3,643	22,888	—		48,372
	2008	16,920	5,463	2,465	22,024	—		46,872
	2007	14,879	4,960	2,940	18,716	—		41,495

(1)	Company contributions to each person’s 401-K account consist of a basic contribution equal to five percent (5%) of eligible annual base salary (funded one-half in cash and one-half in equivalent-valued common stock) plus a matching amount (limited to five percent (5%) of eligible annual base salary if such employee individually contributed at least eight percent (8%) of their eligible annual base salary). The number of shares contributed is determined on a monthly basis by dividing one-half of the total basic cash contribution by the closing market price on the last trading day of the month.

(2)	Represents annual depreciation based on a three-year life plus insurance, fuel, maintenance and repairs.

(3)	Represents premiums paid by the Company on a personal life insurance policy for which Mr. Callon is the sole beneficiary.

(4)	Represents taxable income associated with the purchase of a Company automobile at below estimated fair market value.

(5)	Represents Company paid expenses associated with Mr. Weatherly’s relocation from Houston, TX to Natchez, MS as a result of his employment.

(6)	Severance compensation paid in recognition of 27 years of service.

Grant of Plan-based Awards During 2009
     The following table presents grants of equity awards during the fiscal year ending December 31, 2009:

			Estimated Future
			Payouts Under
			Equity
			Incentive					Grant
			Plan Awards					Date
			Thresh-		Maxi-	All Other Stock Awards:		Fair
	Grant		old	Target	mum	Number of Shares of		Value
Name	Date		(#)	(#)	(#)	Stock or Units		($)(6)
Fred L. Callon	08/14/2009					100,000	(1)	162,500
	08/14/2009					100,000	(2)	162,500

B. F. Weatherly	08/14/2009					44,625	(1)	72,516
	08/14/2009					7,875	(2)	12,797

Steven B. Hinchman	06/01/2009					100,000	(3)	275,500
	06/01/2009	(4)	100,000	125,000	150,000			275,500
	06/01/2009	(5)	166,666	333,333	500,000			1,377,500

Stephen F. Woodcock	08/14/2009					23,800	(1)	38,675
	08/14/2009					4,200	(2)	6,825

Rodger W. Smith	08/14/2009					17,850	(1)	29,006
	08/14/2009					3,150	(2)	5,115

(1)	Amounts represent restricted stock unit grants made under our 2006 and 2009 Stock Incentive Plans. These awards vest on the third anniversary date of the award and are payable in common stock.

(2)	Amounts represent restricted stock unit grants made under our 2006 and 2009 Stock Incentive Plans. These awards vest on the third anniversary date of the award and are payable in cash.

(3)	Represents time-based restricted stock which will vest on the fourth anniversary date following the award date.

(4)	Represents performance-based restricted stock which will be adjusted between 0% and 150% based on certain performance metrics when compared to Company identified peer companies. The performance measurement period begins June 1, 2009 and ends June 1, 2012. The adjusted performance-based shares will vest on the third anniversary date following the grant date.

(5)	Represents stock options awarded which will vest in three equal increments when Callon’s common stock trades above $5.00, $10.00, and $15.00 for twenty (20) consecutive trading days, respectively. The stock option exercise price is $2.755 per share.

(6)	This column shows the grant date fair value of the awards granted to the named executive officers on the date indicated computed in accordance with FASB ASC Topic 718. The assumptions utilized in the calculation of these amounts are set forth in footnote 4 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2009.
Stock-Based Incentive Compensation Plans
     The Company currently maintains five common stock-based incentive plans for its officers, directors and employees: the 1994 Plan, the 1996 Plan, the 2002 Plan, the 2006 Plan, and the 2009 Plan.
          1994 Plan. The 1994 Plan was adopted on June 30, 1994 and approved by the Company’s sole shareholder on that date. Pursuant to the 1994 Plan, 600,000 shares of common stock were reserved for issuance upon the exercise of options or for grants of performance shares. The 1994 Plan terminated effective July 14, 2004, therefore, no awards were made after this date.
          1996 Plan. On August 23, 1996, the Board of Directors of the Company approved and adopted the 1996 Plan. The 1996 Plan was later approved by the shareholders of the Company on June 19, 1997. Pursuant to the 1996 Plan, 900,000 shares of common stock were reserved for issuance upon the exercise of options or for grants of performance shares. On August 20, 1998, the Board of Directors amended the 1996 Plan, as permitted pursuant to the terms of the 1996 Plan, to increase the number of shares of common stock reserved for issuance to 1,200,000 shares. On May 9, 2000, the shareholders of the Company approved an increase in the available number of shares of common stock reserved for issuance under the 1996 Plan to 2,200,000 shares. During 2009, 39,900 unvested restricted shares of stock were forfeited and 9,917 options expired, all of which were returned to the Plan and became available for future issuance, Also during 2009, 80,000 shares were awarded to independent members of our Board of Directors as additional compensation. As of March 5, 2010, there were 165,748 shares of common stock available for future grant under the 1996 Plan.
          2002 Plan. On February 14, 2002, the Board of Directors of the Company approved and adopted the 2002 Plan. Pursuant to the 2002 Plan, 350,000 shares of common stock are reserved for issuance upon the exercise of options or for grants of stock options, stock appreciation rights or units, restricted stock, or performance shares or units. This Plan qualified as a “broadly based” plan under the provisions of the New York Stock Exchange rules and regulations at the time it was adopted and therefore did not require shareholder approval. Because the 2002 Plan is a broadly based plan, the aggregate number of shares underlying awards granted to officers and directors cannot exceed 50% of the total number of shares underlying the awards granted to all employees during any three-year period. During 2009, 15,000 shares of restricted stock were forfeited, returned to the Plan and became available for future issuance. Also during 2009, 20,000 restricted shares were issued to new employees. As of March 5, 2010, there were 37,466 shares of common stock available for future grant under the 2002 Plan.
          2006 Plan. On March 9, 2006, the Board of Directors of the Company approved and adopted the 2006 Plan, subject to shareholder approval. The 2006 Plan was approved by the shareholders on May 4, 2006. Pursuant to the 2006 Plan, 500,000 shares of common stock are reserved for issuance upon the exercise of options or for grants of stock options, stock appreciation rights or units, restricted stock, or performance shares or units. During 2009, 32,600 shares were forfeited, returned to the Plan and became available for future issuance. Also in 2009, 179,150 shares were issued to officers and employees of the Company. As of March 5, 2010, there were 8,998 shares of common stock available for future grant under the 2006 Plan.
          2009 Plan. The 2009 Plan was approved by the shareholders on April 30, 2009. Pursuant to the 2009 Plan, 1,250,000 shares of common stock were reserved for issuance upon the exercise of options or for grants of stock options, stock appreciation rights or units, restricted stock, restricted stock units, or performance shares or units. During 2009, 171,825 shares were awarded to officers and employees. As of March 5, 2010, there were 1,078,175 shares of common stock available for future grant under the 2009 Plan.
Long-Term Incentive Plan Awards
     The Company does not have a long-term incentive plan for its employees other than the stock-based incentive compensation plans mentioned above and in the CD&A.
Outstanding Equity Awards at Fiscal Year-End
     The following table contains information concerning all unexercised and unvested stock awards at December 31, 2009 for the named executive officers:

				Stock Awards
									Equity
									Incentive
									Plan
									Awards:
							Equity		Market or
							Incentive Plan		Payout
	Option Awards						Awards:		Value of
	Number						Number of		Unearned
	of					Market	Unearned		Shares,
	Securities			Number of		Value of Shares	Shares, Units		Units or
	Underlying			Shares or		or Units of	or Other		Other
	Unexercised	Option		Units of Stock		Stock	Rights that		Rights that
	Options	Exercise	Option	that Have Not		that Have	Have Not		Have Not
	(#)	Price	Expiration	Vested		Not vested	Vested		Vested
Name	Exercisable	($)	Date	(#)		($)(14)	(#)		($)(14)
Fred L. Callon	110,000 (1)	10.50	03/23/2010	—		—	—		—
	18,750 (2)	4.50	07/12/2012	—		—	—		—
	12,625 (3)	3.70	08/12/2012	—		—	—		—
	—	—	—	10,000	(8)	15,000	—		—
	—	—	—	23,000	(10)	34,500	23,000	(10)	34,500
	—	—	—	100,000	(11)	150,000	100,000	(11)	150,000

B. F. Weatherly	15,000 (4)	10.50	07/25/2010	—		—	—		—
	5,000 (5)	6.05	05/08/2012	—		—	—		—
	5,000 (6)	5.12	05/02/2013	—		—	—		—
	—	—	—	11,250	(9)	16,875	—		—
	—	—	—	15,000	(10)	22,500	15,000	(10)	22,500
	—	—	—	44,625	(11)	66,938	7,875	(11)	11,813

				Stock Awards
									Equity
									Incentive
									Plan
									Awards:
							Equity		Market or
							Incentive Plan		Payout
	Option Awards						Awards:		Value of
	Number						Number of		Unearned
	of					Market	Unearned		Shares,
	Securities			Number of		Value of Shares	Shares, Units		Units or
	Underlying			Shares or		or Units of	or Other		Other
	Unexercised	Option		Units of Stock		Stock	Rights that		Rights that
	Options	Exercise	Option	that Have Not		that Have	Have Not		Have Not
	(#)	Price	Expiration	Vested		Not vested	Vested		Vested
Name	Exercisable	($)	Date	(#)		($)(14)	(#)		($)(14)
Steven B. Hinchman	500,000 (7)	2.755	06/01/2019	—		—	—		—
				100,000	(12)	150,000	—		—
				100,000	(13)	150,000	—		—

Stephen F. Woodcock	44,000 (1)	10.50	03/23/2010	—		—	—		—
	13,250 (2)	4.50	07/12/2012	—		—	—		—
	8,500 (3)	3.70	08/23/2012	—		—	—		—
	—	—	—	8,000	(8)	12,000	—		—
	—	—	—	8,000	(10)	12,000	8,000	(10)	12,000
	—	—	—	23,800	(11)	35,700	4,200	(11)	6,300

Rodger W. Smith	20,000 (1)	10.50	03/23/2010	—		—	—		—
	—	—	—	4,400	(8)	6,600	—		—
	—	—	—	6,000	(10)	9,000	6,000	(10)	9,000
	—	—	—	17,850	(11)	26,775	3,150	(11)	4,725

(1)	Represents stock options awarded on March 23, 2000 which are 100% vested.

(2)	Represents stock options awarded on July 12, 2002 which are 100% vested.

(3)	Represents stock options awarded on August 23, 2002 which are 100% vested.

(4)	Represents stock options awarded on July 25, 2000 which are 100% vested.

(5)	Represents stock options awarded on May 8, 2002 which are 100% vested.

(6)	Represents stock options awarded on May 2, 2003 which are 100% vested.

(7)	Represents stock options awarded on June 1, 2009 which are not vested and therefore not currently exercisable.

(8)	Represents 20% of the original award of the 2006 restricted shares awarded August 21, 2006. Award vests 20% on the grant date and 20% on each anniversary thereafter.

(9)	Represents 25% of the original award of 2006 restricted shares awarded upon employment on November 16, 2006. Award vest 25% on November 16, 2007 and 25% on each anniversary thereafter.

(10)	Represents shares awarded April 18, 2008. Time-vested restricted stock is reported under the first and second columns under “Stock Awards” and performance based shares for which the performance period has not run is reported under the third and fourth columns under “Stock Awards.” Performance shares will vest on April 18, 2011, depending on the satisfaction of performance criteria as described in the CD&A.

(11)	Represents restricted stock units awarded August 14, 2009. Restricted stock units payable in stock are reported under the first and second columns under “Stock Awards” and restricted stock units payable in cash are reported under the third and fourth columns under “Stock Awards.” Restricted stock units shares will vest on August 14, 2012.

(12)	Represents time-based restricted stock which will vest on the fourth anniversary date following the award date.

(13)	Represents performance-based restricted stock which will be adjusted between 0% and 150% based on certain performance metrics when compared to Company identified peer companies. The performance measurement period begins June 1, 2009 and ends June 1, 2012. The adjusted performance-based shares will vest on the third anniversary date following the grant date.

(14)	Amounts calculated based on the December 31, 2009 closing price on the New York Stock Exchange of $1.50 per share.
Option Exercises and Stock Vested Table
     The following table indicates option exercises and stock vesting during 2009 for the named executive officers:

			Stock Awards
	Option Awards		Number of
	Number of	Value	Shares Acquired		Value
Name of	Shares Acquired	Realized On	on		Realized on
Executive	on Exercise	Exercise	Vesting		Vesting
Officer	(#)	($)	(#)		($)
Fred L. Callon	—	—	8,600	(1)	13,952	(4)
	—	—	10,000	(2)	20,994	(5)

B. F. Weatherly	—	—	5,000	(1)	8,111	(4)
	—	—	11,250	(3)	18,117	(6)

Steven B. Hinchman	—	—	—		—

Stephen F. Woodcock	—	—	3,700	(1)	6,003	(4)
	—	—	8,000	(2)	16,795	(5)

Rodger W. Smith	—	—	2,500	(1)	4,055	(4)
	—	—	4,400	(2)	9,237	(5)

(1)	Represents a 20% vesting of restricted shares awarded July 14, 2004.

(2)	Represents a 20% vesting of restricted shares awarded August 21, 2006.

(3)	Represents a 25% vesting of restricted shares awarded November 16, 2006.

(4)	Computed based on the fair market value of the common stock on the date of vesting equal to $1.495 per share and fair market value of the common stock on the date of payment equal to $1.625.

(5)	Computed based on the fair market value of the common stock on the date of vesting equal to $1.60 per share and fair market value of the common stock on the date of payment equal to $1.625.

(6)	Computed based on the fair market value of the common stock on the date of vesting equal to $1.635 per share and fair market value of the common stock on the date of payment equal to $1.61.

Potential Payments Upon Termination or Change-in-Control
     The following table shows the estimated gross taxable compensation payable upon termination following a change in control or upon death, disability or retirement. No amounts would be payable upon termination for other causes. The information assumes, in each case, that the officer’s termination was effective as of December 31, 2009. In presenting this disclosure, we describe amounts earned through December 31, 2009 and, in those cases where the actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, our estimates are of the amounts which would be paid out to the executives upon their termination.

			Accelerated	Continued
	Base	Cash	Stock Award	Employee
Name and	Salary	Bonus	Vesting	Benefits	Excise Tax	Total
Reason for Termination	($)(4)	($)(4)	($)(5)	($)(6)(7)	($)(8)	($)
Fred L. Callon Change in Control (1)	1,393,560	1,496,224	384,000	114,967	—	3,388,751
Death, Disability, or Retirement (2)	—	—	384,000	—	—	384,000

B. F. Weatherly Change in Control (1)	728,000	678,270	140,625	53,645	—	1,600,540
Death, Disability, or Retirement (2)	—	—	140,625	—	—	140,625

Steven B. Hinchman Change in Control (1)	860,000	774,000	28,125	—	—	1,662,125
Death, Disability, or Retirement (2)	—	—	150,000	—	—	150,000

Stephen F. Woodcock Change in Control (1)	572,000	354,900	78,000	53,645	—	1,058,545
Death, Disability, or Retirement (2)	—	—	78,000	—	—	78,000

Thomas E. Schwager (3)

Rodger W. Smith Change in Control (1)	436,800	262,573	56,100	53,131	—	808,604
Death, Disability, or Retirement (2)	—	—	56,100	—	—	56,100

(1)	The Company entered into a Severance Compensation Agreement dated April 18, 2008 with each of the five named executive officers listed in the table above. The agreements were subsequently amended effective on December 31, 2008 to comply with the final Treasury Regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended. See “Employment Agreements, Termination of Employment and Change-in-Control Arrangements.”

(2)	“Disability” is generally defined as the employee’s inability to carry out the normal and usual duties of his employment on a full-time basis for an entire period of six (6) continuous months together with the reasonable likelihood, as determined by the Board of Directors after consultation of a qualified physician, he will be unable to carry out his normal and usual duties of employment. “Retirement” is generally defined as the employee’s attainment of an age which the Board of Directors determines to be consistent with normal retirement age.

(3)	Mr. Schwager retired on April 24, 2009 and is therefore no longer eligible for future termination or change-in-control payments.

(4)	In accordance with Mr. Callon’s Severance Compensation Agreement, the computation uses a three-year multiple with respect to the severance amount relating to salary and target bonus while a two-year multiple is used for the other named executive officers. See “Employment Agreements, Termination of Employment and Change-in-Control Arrangements.”

(5)	The amounts are computed based on unvested stock awards at December 31, 2009 using the closing price of the Company’s common stock on the New York Stock Exchange on such date, the last trading day for 2009, at $1.50 per share. See below for a description of the payment of performance shares granted in April 2008.

(6)	Benefits consist of thirty-six months of employer provided family medical and dental insurance, life insurance, dependent life insurance, accidental death coverage and disability coverage for Mr. Callon and twenty-four months for the other named executive officers.

(7)	Mr. Callon’s amount includes an additional $34,500 representing premiums on a life insurance policy for which the Company does not have any beneficial interest.

(8)	This calculation is an estimate for the Proxy Statement disclosure only. Payments on an actual change in control may differ based on factors such as transaction price, timing of employment termination and payments, and changes in compensation. In computing the excise tax gross-up, we valued all payments and benefits in accordance with Code Section 280G. Key assumptions in the gross-up calculation included that the highest marginal federal, state and Medicare tax rates applied.
Vesting provisions Applicable to Performance Shares Awarded in April 2008
     Upon a change in control or upon the death or termination of employment due to disability of the employee, the performance period set for the performance shares granted in April 2008 and described in the CD&A will end on the effective date of the event and all unvested portions of the performance shares shall vest on such date. Upon retirement on any date after the employee attains the normal retirement age of 70 years, the performance period will end and all unvested portions of the performance shares shall vest on such retirement date. If the employee’s employment with the Company is terminated other than as set forth above, all unvested portions of the performance shares will be forfeited.
Employment Agreements, Termination of Employment and Change-in-Control Arrangements
     Severance Compensation Agreements. On April 18, 2008, the Company entered into a Severance Compensation Agreement with each of the named executive officers, except Mr. Hinchman, which were subsequently amended effective on December 31, 2008 to comply with the final Treasury Regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (“Agreements”). The Agreements will terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earliest of (1) December 31, 2010; provided, however, that, on each anniversary date thereafter (each such date, an “Anniversary Date”), the expiration date shall automatically be extended for one additional year unless, immediately prior to such Anniversary Date, either party shall have given written notice that it does not wish to extend this Agreement, but in no event shall the expiration date be earlier than the second anniversary of the effective date of a Change of Control; (2) the termination of the Executive’s employment with Callon based on death, Disability (as defined in Section 3.1 of the Agreement), or Cause (as defined in Section 3.2 of the Agreement; and (3) the voluntary resignation of the Executive for any reason other than Good Reason (as defined in Section 3.3 of the Agreement).
     Pursuant to the Agreement, if the executive incurs a “separation from service” from the Company (as such term is defined in final Treasury Regulations issued under Code Section 409A and any other guidance issued thereunder) without cause by the Company or for good reason by him within two years following a Change of Control of the Company (or in certain cases, prior to a change of control), then the executive is entitled to a single lump-sum cash payment (payable six months following the triggering event) in an amount equal to three times the sum (with respect to Mr. Callon) of (a) the annual base salary in effect immediately prior to the Change of Control or, if higher, in effect immediately prior to the separation from service, and (b) the greater of the average bonus earned with respect to the three most recently completed full fiscal years or the target bonus for the fiscal year in which the Change of Control occurs, based on a forecast that has been approved by the Board of the results for the fiscal year in which the Change of Control occurs. For the remaining named executive officers except, the salary and bonus multiple is two times. In addition, the Company must maintain at its expense until thirty-six (36) months after a separation from service all life, disability, medical, dental, accident, and health insurance coverage for Mr. Callon. For the remaining named executive officers, the continued benefit period is twenty-four (24) months. If the executive’s employment is terminated as a result of his death or disability, the Company is only required to make such payments if the termination occurred within six months of a Change of Control. “Good reason” is generally defined in the Agreement as a change in compensation, benefits, position, responsibilities, or location. A Change of Control is generally defined in the Agreement as (i) any person or group of persons acting in concert shall have become the beneficial owner of more than 50% of the outstanding common stock of the Company; (ii) the stockholders of the Company shall cause a change in the majority of the members of the Board of Directors within a twelve-month period; or (iii) the Company or its stockholders shall enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company.
     The Agreements also provide that, upon a Change of Control, all stock options shall automatically become fully exercisable and all performance shares, restricted stock, stock appreciation rights and other similar rights held by the executive shall become fully vested, provided however, that such acceleration of vesting shall not occur if it would be an impermissible acceleration under Section 409A of the Code. If the Company cannot provide for acceleration of vesting as a result of provisions in existence prior to a Change of Control, any plan or agreement, or Section 409A, the Company must provide in lieu thereof a lump-sum cash payment equal to the total value of the outstanding and unvested stock rights as of the date of separation from service.

     The Agreements incorporate a provision to provide for the possible impact of the federal excise tax on excess parachute payments. The so-called “golden parachute” tax rules subject “excess parachute payments” to a dual penalty: the imposition of a 20 percent excise tax upon the recipient and non-deductibility of such payments by the paying corporation. While the excise tax is seemingly evenhanded, the excise tax can discriminate against long-serving employees in favor of new hires, against individuals who do not exercise stock options in favor of those who do and against those who elect to defer compensation in favor of those who do not. For these reasons, we believe that the provision of the excise tax gross-up in the Agreement is appropriate. If any payment is subject to any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, a “gross-up” payment will be made to place such executive in the same net after-tax position as would have been the case if no excise tax had been payable.
     The Company does not have a Severance Compensation Agreement with Mr. Hinchman but the terms of his employment include certain provisions and payments upon involuntary termination by the Company and in the event of a Change of Control. In the event of an involuntary termination by the Company without Cause, Mr. Hinchman will receive a lump sum cash payment equal to his annual base salary, the time-vested restricted shares will vest on a prorated basis from the grant date; performance shares will vest on a prorated basis based on actual performance to the termination date; and unvested stock options will be forfeited. In the event of a Change of Control of the Company, Mr. Hinchman will receive, subject to involuntary termination by the Company without Cause or voluntary termination for Good Reason, a lump sum cash payment of two times the sum of his base salary and target bonus; and vesting of all equity awards based on performance at the time of termination.
Compensation of Non-Management Directors
     Each non-management director receives an annual retainer of $40,000 per year with an additional $20,000 per year for the chairman of the Audit Committee and an additional $10,000 per year to the chairman of the Compensation Committee, the chairman of the Nominating and Corporate Governance Committee, and the chairman of the Strategic Planning Committee. Each non-management director is reimbursed for reasonable out-of-pocket costs incurred to attend Board meetings. In addition to cash compensation the Compensation Committee may, from time to time, grant performance shares. During 2009, the Compensation Committee awarded 20,000 shares of stock each to Messrs. Flury, McVay, Wallace, and Wilson. The performance shares shall vest on the earlier of: (a) the first anniversary of the Grant Date, provided that Grantee continues to be a member of the Board (or is otherwise providing services to the Company as an employee) through such date; or (b) the date Grantee ceases to provide any services to the Company as an employee or director, other than for Cause, after reaching age sixty (60). The Compensation Committee may determine in its sole discretion that the Performance Shares shall vest on a “qualified separation from service.” For purposes hereof, a “qualified separation from service” is defined as a Separation from Service, other than for Cause, following a minimum of five (5) years of tenure on the Board and occurring within five (5) years prior to Grantee attaining the age sixty (60). The table below indicates the total compensation earned and paid during 2009 for each non-management director:
Non-Management Director Compensation for 2009

	Fees
	Earned
	or Paid	Stock	Option	All Other
	in Cash	Awards	Awards	Compensation	Total
Name	($)(1)	($)(6)	($)	($)	($)
L. Richard Flury	50,000 (2)	34,200	—	—	84,200

Larry D. McVay	50,000 (3)	34,200	—	—	84,200

John C. Wallace	60,000 (4)	34,200	—	—	94,200

Richard O. Wilson	50,000 (5)	34,200	—	—	84,200

(1)	Does not include reimbursement of expenses associated with attending the Board meetings.

(2)	Represents annual retainer of $40,000 and an additional $10,000 for acting as chairman of the Compensation Committee.

(3)	Represents annual retainer of $40,000 and an additional $10,000 for acting as chairman of the Strategic Planning Committee.

(4)	Represents annual retainer of $40,000 and an additional $20,000 per year for acting as chairman of the Audit Committee.

(5)	Represents annual retainer of $40,000 and an additional $10,000 for acting as chairman of the Nominating and Corporate Governance Committee.

(6)	Amounts calculated utilizing the provisions of FASB ASC Topic 718. See Note 4 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2009 regarding assumptions underlying valuation of equity awards.
     Fred L. Callon serves as Chairman of the Board of Directors but does not receive any additional compensation for his services in this capacity and therefore has been omitted from the table above. Mr. Weatherly also serves as a member of the Board of Directors and does not receive any additional compensation associated with those services.
Securities Authorized for Issuance under Equity Compensation Plans
     The following information represents information concerning our equity compensation plans as of December 31, 2009:

	Number of securities to
	be issued upon exercise	Weighted Average	Number of securities remaining
	of outstanding options	exercise price of	available for future issuance under
	(#)	outstanding options ($)	equity compensation plans (excluding
Plan	(a)	(b)	securities reflected in columns (a)
1994 Plan (1)	10,000	12.40	—
1996 Plan (1)	380,875	10.70	165,748
2002 Plan (2)	75,483	6.40	37,466
2006 Plan (1)	12,000	14.17	8,998
2009 Plan (1)	0	0.00	1,078,175

(1)	Plan approved by the Company’s shareholders.

(2)	Plan was adopted as a “broadly based” plan which did not require shareholder approval. See “Stock-Based Incentive Compensation Plans — 2002 Plan” for a description of the material terms of the Plan.
PROPOSAL II
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ratification of Independent Registered Public Accounting Firm
     The Audit Committee of the Board of Directors is required by law and applicable New York Stock Exchange rules to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accountants. The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, for the examination of the accounts and audit of the financial statements of the Company for the year ending December 31, 2010. While shareholder ratification is not required by the Company’s bylaws or otherwise, the Board of Directors will present a proposal to the shareholders to approve and ratify as part of good corporate governance principles, the engagement of Ernst & Young LLP. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of Ernst & Young LLP will be present at the 2010 Annual Meeting and will have the opportunity to make a statement, if he desires, and to respond to appropriate questions.
     Management recommends that the shareholders approve and ratify the appointment of Ernst & Young LLP as its independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010. Unless otherwise indicated, all properly executed proxies received by the Company will be voted “FOR” such ratification at the 2010 Annual Meeting.

SHAREHOLDERS’ PROPOSALS
FOR 2011 ANNUAL MEETING
     Shareholders who desire to present proposals at the 2011 Annual Meeting of Shareholders and to have proposals included in the Company’s proxy materials must submit their proposals to the Company at its principal executive offices not later than November 16, 2010. If the date of the 2011 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2010 Annual Meeting of Shareholders, the deadline for submitting proposals is a reasonable time before the Company begins to print and mail its proxy materials for its 2011 Annual Meeting of Shareholders.
     The person named in the Company’s form of proxy for the 2011 Annual Meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive notice by March 16, 2011, unless the Company changes the date of its 2011 Annual Meeting of Shareholders by more than 30 days from the date of the 2010 Annual Meeting of Shareholders, in which case such persons will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2011 Annual Meeting of Shareholders.
     If the date of the 2011 Annual Meeting of Shareholders is advanced or delayed by more than 30 calendar days from the date of the 2010 Annual Meeting of Shareholders, the Company shall, in a timely manner, inform shareholders of such change, by including a notice, under Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Company’s proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.
     In order to avoid controversy as to the date on which the Company receives any such proposal, it is suggested that shareholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.
FINANCIAL STATEMENTS AND OTHER AVAILABLE DOCUMENTS
     Financial statements of the Company for its most recent fiscal year are contained in the 2009 Annual Report to Shareholders and the Company’s Report on Form 10-K for the fiscal year ended December 31, 2009. Printed copies of the Company’s Annual Report, the Company’s Annual Report on Form 10-K, Corporate Governance Principles, Code of Business Conduct and Ethics and Charters of Board Committees are available to shareholders upon written request to the Robert A. Mayfield, Corporate Secretary, Callon Petroleum Company, 200 North Canal Street, Natchez, Mississippi 39120. You may also view the documents on the Company’s website at www.callon.com.
OTHER BUSINESS
     The Board of Directors does not know of any matter to be acted upon at the 2010 Annual Meeting other than those described above. If other business comes before the 2010 Annual Meeting, the persons named on the proxy will vote the proxy in accordance with what they consider to be in the best interests of the Company and its shareholders.
     Please sign, date, and return your proxy promptly to avoid unnecessary expense. All shareholders are urged, regardless of the number of shares owned, to participate in the 2010 Annual Meeting by returning their proxy in the enclosed business reply envelope.

By Order of the Board of Directors
/s/ Fred L. Callon
Fred L. Callon
Chairman, President and Chief Executive Officer

Natchez, Mississippi
March 16, 2010

ANNUAL MEETING OF SHAREHOLDERS OF CALLON PETROLEUM COMPANY May 4, 2010 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.callon.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230000000000000000 0 050410 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors: 2. To ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting firm. NOMINEES: FOR ALL NOMINEES O John C. Wallace O Larry D. McVay 3. In their discretion, the Proxies are authorized to vote upon such other business WITHHOLD AUTHORITY as may properly come before the meeting or any adjournments thereof. FOR ALL NOMINEES THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER FOR ALL EXCEPT (See instructions below) DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 CALLON PETROLEUM COMPANY 200 North Canal Street, Natchez, Mississippi 39120 Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders on May 4, 2010 The undersigned hereby constitutes and appoints Fred L. Callon his true and lawful agent and proxy with full power of substitution in each, to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Callon Petroleum Company, held of record by the undersigned on March 5, 2010 at the Annual Meeting of Shareholders to be held at 9:00 a.m. in the Grand Ballroom of the Country Inns & Suites, 111 Broadway Street, Natchez, Mississippi 39120 on May 4, 2010, and at any adjournments thereof, on all matters coming before said meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THIS PROXY IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 2 AS INDICATED ON THE REVERSE SIDE HEREOF. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card. (Continued and to be signed on the reverse side) 14475